SUBSIDIARIES OF THE COMPANY


1.      Right Associates Government Services, Inc., a Virginia corporation

2.      Right Associates License, Inc., a Delaware corporation

3.      Right License Holding, Inc., a Delaware corporation

4. Right Management of Pennsylvania, LLC, a Pennsylvania limited liability corporation

5.      RMC of Illinois, Inc., an Illinois corporation

6.      Key Management Strategies, Inc., a Pennsylvania corporation

7.      Teams International, LLC, an Arizona limited liability corporation

8.      Right Human Resources, Inc., a Canadian corporation

9.      Right Associates, Ltd., a U.K. corporation

10.     Right Management Consultants, SA, a French corporation

11.     Right ARJ Management Consultants, SA, a French corporation

12.     Right Associates (Belgium), Inc., a Delaware corporation

13.     Right Associates (France), Inc., a Delaware corporation

14.     Right Associates & Co., SNC, a Belgium corporation

15.     R.M.C. & Co., SNC, a Belgium corporation

16.     Right Management Consultants (Belgium), SA, a Belgium corporation

17.     Right D&A Pty. Ltd., an Australian corporation